                                                                Macromedia, Inc.
                                                                  1998 Form 10-K

                                 EXHIBIT 23.01
                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Macromedia, Inc. and Subsidiaries:

We consent to incorporation by reference in the registration statements (Nos. 33-89092, 333-24713 and 333-39285) on Form S-8 and the registration statement (No. 333-32193) on Form S-3 of Macromedia, Inc. and subsidiaries of our report dated May 6, 1998, relating to the consolidated balance sheets of Macromedia and subsidiaries as of March 31, 1998, and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1998 and schedule, which report appears in the March 31, 1998, annual report on Form 10-K of Macromedia, Inc.

KPMG Peat Marwick LLP


Mountain View, California
June 25, 1998


























                                     Page 46